Exhibit 99.1

January 3, 2008

                 For more information contact

Stephen P. Wilson, Chairman & CEO at

 (513) 932-1414 or 1-800-344-BANK

TO ALL MEDIA:

FOR IMMEDIATE RELEASE

The Board of Directors of LCNB National Bank and LCNB Corp. announced the promotion of a number of officers to new positions effective January 1, 2008.

Stephen P. Wilson, Chairman & CEO of LCNB stated, “The promotions of these outstanding people sets in place our management structure for the bank’s success in the future.” He continued, “Each individual has unselfishly dedicated his or her career to the service of our customers, their community and LCNB. We are very fortunate to have each of them on our team.”

The following promotions took effect on January 1, 2008:

•

Steve P. Foster to President of LCNB Corp. and LCNB National Bank.

•

D.J. Benjamin Jackson to Sr. Executive Vice President of LCNB Corp and LCNB National Bank.

•

Bernard H. Wright, Jr. to Sr. Executive Vice President of LCNB Corp. and LCNB National Bank.

•

Robert C. Haines II to Executive Vice President and Chief Financial Officer

•

LeRoy F. McKay, to Executive Vice President and was named to both the LCNB Corp. and the LCNB National Bank Executive Committees

•

Matthew P. Layer to Executive Vice President and Chief Lending Officer

•

Timothy J. Sheridan to Sr. Vice President and Chief Credit Officer

•

Ann M. Smith to Sr. Vice President

•

Kenneth R. Layer to Sr. Vice President

•

Stephen P. Anglin to Vice President and Controller

•

Brian N. Bausmith to Vice President – Information Technology

•

Deborah G. Turner to Vice President

•

Connie Sears to Vice President

•

Jeff Sempsrott to Vice President

•

David W. Witham to Vice President – Columbus Avenue Office

•

Pauletta Sears to Vice President – Roachester-Morrow Office

•

Lonnie D. Schear to Vice President – Waynesville Office

•

Harry E. Campbell, Jr., to Vice President – Loveland Office

•

David R. Theiss to Vice President – Hamilton Office

•

Amy Reveal to Assistant Vice President – South Lebanon

•

Jeffery Davis to Assistant Vice President – Business Development Officer

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Affiliates of LCNB Corp. are LCNB National Bank, with 24 offices located in Warren, Butler, Clinton, Clermont, Hamilton and Montgomery Counties, Ohio, and Dakin Insurance Agency, Inc. Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank and Dakin Insurance Agency can be found on the Internet at www.LCNB.com and www.dakin-ins.com.